UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO.1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

SEATech Ventures Corp.

(Exact name of registrant as specified in its charter)

Date: April 24, 2019

Nevada	7380	61-1882326
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Suite 2708-09, 27/F, The Metropolis Tower,

10 Metropolis Drive, Hung Hom, Hong Kong

Issuer's telephone number: +852 83311767

Company email:  info@seatech-ventures.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	5,935,167	$1.00	$5,935,167	$719.34

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

SEATech Ventures Corp.

5,935,167 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of SEATech Ventures Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “SEATech Ventures Corp.” are offering 500,000 shares of our common stock and our selling shareholders are offering 5,435,167 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Chin Chee Seong. Mr. Chin Chee Seong is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 500,000 shares being offered herein by the Company. Mr. Chin Chee Seong will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $1.00 for the duration of the Offering. Assuming all of the 500,000 shares being offered by the Company are sold, the Company will receive $500,000 in net proceeds. Assuming 375,000 shares (75%) being offered by the Company are sold, the Company will receive $375,000 in net proceeds. Assuming 250,000 shares (50%) being offered by the Company are sold, the Company will receive $250,000 in net proceeds. Assuming 125,000 shares (25%) being offered by the Company are sold, the Company will receive $125,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Chin Chee Seong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Chin’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Chin’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering.

The Company estimates the costs of this offering at about $26,560. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account and or the account of one of its subsidiaries; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through April 24, 2020 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is April 24, 2019.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘SEATech,” “SEATech Ventures,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to SEATech Ventures Corp., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

SEATech Ventures Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 2, 2018.

On April 2, 2018, Mr. Chin Chee Seong was appointed as Chief Executive Officer, President, Secretary, Treasurer and sole member of our Board of Directors.

On April 2, 2018 Mr. Seah Kok Wah was appointed Chief Investment Officer of the Company and was subsequently appointed as Director on March 13, 2019.

On May 2, 2018, we, “the Company” acquired 100% of the equity interests in SEATech Ventures Corp (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

On December 21, 2018, SEATech Ventures Corp, Malaysia Company acquired SEATech Ventures (HK) Limited (herein referred as the “Hong Kong Company”), a private limited company incorporated in Hong Kong.

SEATech Ventures (HK) Limited, a Hong Kong Company, provides business mentoring, nurturing and incubation, and corporate development advisory services to clients.

SEATech Ventures Corp. is a company engaged in providing business mentoring, nurturing and incubation services relating to client businesses and corporate development advisory services to entrepreneurs in the broader technology industry, but with a specific focus on the information and communication technology industry. The Company focuses on providing services in Asia, and has intentions to build a community through which clients can benefit and grow their respective companies. We share the same business plan with that of our subsidiaries.

At this time, through our own wholly owned subsidiary, we operate through  SEATech Ventures (HK) Limited, a Hong Kong Company. Primary business activities are and are intended to be continued to be fulfilled primarily by  SEATech Ventures (HK) Limited.

We believe we need to raise $500,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 500,000 shares of our common stock and intend to use the proceeds from this offering to fund day to day operations, market our services, hire additional staff, and pay for ongoing reporting requirements. There is uncertainty that we will be able to sell any of the 500,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at about $26,560.00, are being paid for by the Company.

Our budgetary allocations may vary depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 92,176,667 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 5,935,167 shares. These shares represent 500,000 additional shares of common stock to be issued by us and 5,435,167 shares of common stock by our selling stockholders. We may endeavor to sell all 500,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Mr. Chin Chee Seong will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to himself.

*Mr. Chin Chee Seong will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Chin Chee Seong ’s shares, they will be sold at a fixed price of $1.00 for the duration of the offering.

*Mr. Chin Chee Seong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Chin Chee Seong ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Chin Chee Seong intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Chin Chee Seong will decide whether shares are being sold by the Company or by Mr. Chin Chee Seong himself.

*We will notify investors by filling a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

500,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	5,435,167 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	92,176,667 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	92,676,667 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us to fund day to day operations, market our services, hire additional staff, and pay for ongoing reporting requirements.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,935,167 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Mr. Chin Chee Seong will sell the 500,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $26,560.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Mr. Chin will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since Mr. Chin is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

Mr. Chin is going to sell shares on behalf of the Company in this offering. Mr. Chin will be able to simultaneously sell shares of stock for his own accord that are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Chin’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

The Company’s profitability relies primarily on the number great potential tech-based and emerging growth companies to engage in our mentoring programs. As such, we cannot assure investors, or the public in general, that there are always new incoming tech-based firms who are interested in joining our mentoring programs.

Due to the fact that our Company relies mainly on the successful engagement of scale up tech-based companies, we can never offer assurances that we could always attract new potential tech-based corporates to participate in our mentoring programs, or manage to retain the existing clients throughout the following years. In the event that any issues at all come up regarding our relation with these clients then the results of our business operations could suffer considerably and investors may lose all or part of their investments in a worst case scenario.

We have limited operating history and face many of the risks and difficulties which are frequently encountered by company in the developmental stage.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our client base. In addition, we also face many of the risks and difficulties inherent in introducing our services. These risks include the ability to:

·	Develop a feasible and effective business plan;

·	Attract clients with great prospects;

·	Meet clients’ standards;

·	Implement advertising and marketing plans;

·	Attain client loyalty;

·	Maintain current strategic relationships and develop new strategic relationships;

·	Respond effectively to competitive pressures;

·	Continue to develop and upgrade our service; and

·	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to bring our service to the market place and society, which requires proper and organized planning of providing a platform that is able to offer viable business solution, growth model and corporate development to the members in order to assist in their companies’ growth and expansion as well as increase every member’s loyalty towards the Company. The results of our operations can also be affected by our ability to enhance our services or to deliver consistent high quality services to increase our competitive presence.

If we are unable to compete successfully in our market place, it will harm our business.

There are similar services in current marketplace that compete with our core operating activities. Certain of these competitors and potential competitors have longer operating histories, substantially greater service development capabilities and financial, commercial and marketing resources. Competitors and potential competitors may also innovate services that are more effective or have other potential advantages compared to our service plan. In addition, research, development and commercialization efforts by others could render our services provided obsolete or non-competitive. Certain of our competitors and potential competitors have broader services offerings and extensive client bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressures could result in price reductions, reduced margins and loss of market share. We could encounter potential members that, due to existing relationships with our competitors, are committed to services offered by those competitors. As a result, those potential members may not consider utilizing our services.

Our business and marketing plans may be unsuccessful, which means that we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate investment or borrowed capital to support our operations. To date we have relied entirely on equity financing from our shareholders to fund our operations. Our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan. If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

We currently have been generating operating losses, and we may never achieve profitability.

We have had and we expect to continue to have losses in the near term and will rely on capital funding or borrowings to fund our operations. To date, capital funding has been limited in amount. We cannot predict whether or not we will ever become profitable or be able to continue to find capital to support our development and business plan.

We will require additional capital in the future, which may not be available on terms acceptable to us, or at all.

Our future liquidity and capital requirements will depend upon numerous factors, including the success of our offerings and market developments. We will to need to raise funds through public or private financings, strategic relationships or other arrangements. There can be no assurance that such funding, will be available on terms acceptable to us, or at all. Furthermore, any equity financing will be dilutive to existing stockholders, and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility with respect to certain business matters. If funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences or privileges senior to those of the holders of our existing capital stock. If adequate funds are not available on acceptable terms, we may not be able to continue operating, develop or enhance products, take advantage of future opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, operating results and financial condition.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire members. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst case scenario, any revenue at all.

Our operating results may be variable, and therefore our future prospects may be difficult for investors and analysis to assess.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors. Due to our limited operating history, we believe it will be difficult to accurately forecast our revenues and operating results in our market launch phases. Factors that may slow or harm our business or cause our operating results to fluctuate include the following:

• The market acceptance of, and demand for, our delivered services on incubating tech-based entrepreneurs;

• Our inability to attract new clients and retain existing clients’ loyalty at a reasonable cost;

• Changes in alternative technologies, industry standards and clients’ preferences;

• Our inability to attract and retain key personnel;

• A gain or loss of significant members or their confidence in our incubation program;

• Economic conditions affecting our potential clients;

• Extraordinary expenses such as litigation; and

• Our failure to penetrate into new and different geographical markets.

Any change in one or more of these factors, as well as others, could cause our annual or quarterly operating results to fluctuate. Any change in one or more of these factors could reduce our gross margins in future periods.

We may face intense competition in the market.

SEATech Ventures Corp.’s long-term competitive position depends upon its success in developing an incubation hub that provides am innovative, sustainable, commercial and financial feasible corporates development plan and growth model to tech-based member firms that can be replicated across the wide array of technology landscapes, together with its ability to securitize and promote their internationalism effectively. Many competitors are more established and have significantly greater financial, technical, marketing, and other resources, than SEATech Ventures Corp.. Many competitors have greater brand recognition with larger client bases. These competitors may be able to respond more quickly to new or changing opportunities and clients’ requirements and may be able to undertake more extensive promotional and distribution activities, offer more attractive terms to clients, and adopt more aggressive pricing policies.

The economy of the Asia region in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development and expansion of the consulting industry in the Asia region, which in turn depends upon the continuing growth of the economy of Asia in general, as well as product and service providers. We cannot assure you, however, that the Asia consulting industry will continue to grow at the same pace as in the past.

Due to the fact that a small number of existing shareholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, our sole officer and director will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

Currency exchange rate fluctuations may increase our costs.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future. Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our Company. We do not have any hedging arrangements to protect against such exchange rate exposures.

We lack risk management methods, our business, reputation and financial results may be adversely affected.

We currently do not have methods to identify, monitor and manage risks with respect to our incubator hub business model. If any of such risks were to materialize, our business, reputation, financial condition and operating results could be materially and adversely affected. In addition, our insurance policies may not provide adequate coverage.

If our Chief Executive Officer (CEO) and Chief Investment Officer (CIO) leaves the company prior to securing suitable replacements, we will be left without management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of our CEO, Chin Chee Seong, and CIO, Seah Kok Wah who are responsible for making corporate decisions which have significant impact on our operations. The loss of the services of our CEO and CIO could have an adverse effect on our business, financial condition and results of operations. There is no assurance that they will not leave the company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our CEO and CIO could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

If we are unable to establish or build up a strong and quality relationship with our collaborative partners to deliver financial and wealth management services, we may be unable to generate revenues.

We do not currently have the capabilities to deliver the value capitalization services globally. We will have to maintain an upstanding relationship with our main collaborative partners who are financial expertise with the experiences and capabilities to assist and support businesses to capitalize their value on a global. We may not be able to negotiate favorable collaborative partnering arrangements, if at all, and to the extent we enter collaboration agreement, any revenues we receive will depend on the efforts of partners and will not be under our control. If we are unable to establish such financial related services capabilities, whether independently or with our partners, our ability to generate revenues, and become profitable, would be severely limited.

We will need to increase the size of our organization, and we may encounter difficulties managing our growth, which could adversely affect our results of operations.

We are currently a development stage company. We will need to effectively manage our managerial, operational, financial and other resources in order to successfully pursue expansion, development and commercialization effort. To manage any growth, we will be required to continue to improve our operational, financial and management controls, reporting systems and procedures and to attract and retain sufficient numbers of talented employees. We may be unable to successfully manage the expansion of our operations or operate on a larger scale and, accordingly, may not achieve our expansion, development and commercialization goals.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We do not intend to pay dividends on our common stock.

We have no intention to declare or pay any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCQB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Even if our shares become publicly quoted, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because our Company is a publicly-quoted company.  In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act.

We may issue shares of preferred stock in the future which may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time we have no shares of preferred stock issued and outstanding.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to SEATech Ventures Corp. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Risk of losing investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the OTCMarkets.com OTC Marketplace, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services.

Our management will have considerable discretion in how we use the net proceeds from this offering, and no representation can be made that use of proceeds will generate material revenues or materially improve our ability to further develop our services and our platform. We intend to use the net proceeds for working capital, general corporate purposes, construction of our platform and the costs of continuing disclosure compliance.  Even if we generate material revenues, we currently plan to seek additional capital following this offering.  No assurance can be given that any source of additional cash will be available to us. If no source of additional cash is available to us, we may have to significantly reduce the scope of our operations.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the initial offering price.

There has not been a public market for our common stock. An active and liquid trading market for our common stock may not develop or be sustained following this offering. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. You may not be able to sell your shares quickly or at or above the initial offering price. The initial public offering price will be determined by negotiations with the representatives of the underwriters. This price may not be indicative of the price at which our common stock will trade after this offering, and our common stock could trade below the initial public offering price.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, which means that we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our Chief Executive Officer Mr. Chin Chee Seong, who will receive no commission. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Shares sold by the selling shareholders may limit the amount of proceeds raised in the primary offering

As the Company is only selling 500,000 of the 5,935,167 shares being registered in this offering, this may result in competition between the Company and the Selling Shareholders who may offer to the same investor groups. As such, it may limit the amount the Company is able to raise in the primary offering.

We will require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our common stock.

Our operations will require significant additional funding due to the absence of any meaningful revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all. To the extent we are successful in raising additional capital by issuing equity securities, our stockholders are likely to experience substantial dilution. Any additional equity securities we issue may have rights, preferences or privileges senior to those of existing holders of stock. To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us. There can be no assurance that we will be able to obtain adequate capital funding in the future to continue operations and implement our strategy. As a result of these uncertainties, there is substantial doubt about our ability to continue as a going concern.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

We will incur costs and demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as new rules implemented by the SEC and the OTC Markets. Our executive officers and other personnel will need to devote substantial time to these rules and regulations. These rules and regulations are expected to increase our legal and financial compliance costs and to make some other activities more time-consuming and costly. These rules and regulations may also make it difficult and expensive for us to obtain directors' and officers' liability insurance. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers of the Company, which may adversely affect investor confidence and could cause our business or stock price to suffer.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $26,560. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

SEATECH VENTURES CORP.

CONSOLIDATED BALANCE SHEET

As of December 31, 2018

(Currency expressed in united states dollars (“US$”), except for number of shares)

(Audited)

As of December, 31, 2018
ASSETS
CURRENT ASSETS
Account receivables	$8,000
Cash and cash equivalents	$260,912
Total Current Assets	268,912

TOTAL ASSETS	$268,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$10,000
Amount due to a director	4,831
TOTAL CURRENT LIABILITIES	14,831

TOTAL LIABILITIES	$14,831

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 92,176,667 shares issued and outstanding as of December 31, 2018	$9,218
Additional paid-in capital	316,792
Foreign exchange translation adjustment
Accumulated other comprehensive losses	(122)
Accumulated losses	(71,807)
TOTAL STOCKHOLDERS’ EQUITY	$254,081

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$268,912

SEATECH VENTURES CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

For the period ended December 31, 2018

(Currency expressed in united states dollars (“US$”), except for number of shares)

(Audited)

For the period ended December 31, 2018
REVENUE	$8,000

COST OF REVENUE	-

GROSS PROFIT	8,000

OTHER INCOME	-

SELLING AND DISTRIBUTION EXPENSES	(2,121)

GENERAL AND ADMINISTRATIVE EXPENSES	(77,686)

LOSS BEFORE INCOME TAX	(71,807)

INCOME TAX PROVISION	-

NET LOSS	$(71,807)
Other comprehensive loss:
- Foreign exchange translation adjustment	(122)

TOTAL COMPREHENSIVE LOSS	$(71,929)

Net loss per share, basic and diluted:	$(0.000)

Weighted average number of common shares outstanding - Basic and diluted	60,923,893

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of operations for the period ended December 31, 2018

Revenues

From the Company’s date of inception, April 2, 2018, to the year ended December 31, 2018, the Company generated revenue income in the amount of USD 8,000. The revenue generated was the result of services rendered to a client pursuant to a “Memorandum Of Understanding” (also referred to as MOU). Specifically, the Company hosted an event on behalf of a client whereas entrepreneurs could attend, link up, and create relationships with other entrepreneurs.

Selling and Distribution Expenses

From the Company’s date of inception, April 2, 2018, to the year ended December 31, we had selling and distribution expenses in the amount of $2,121, which was primarily comprised of travel fees of management.

General and Administrative Expenses

From the Company’s date of inception, April 2, 2018, to the year ended December 31, we had general and administrative expenses in the amount of $77,686, which was primarily comprised of professional fees, marketing expenses, website development expenses and employee reimbursement.

Net Loss

From the Company’s date of inception, April 2, 2018, to the year ended December 31, the Company has incurred a net loss of $71,807.

Liquidity and Capital Resources

As of December 31, 2018, we had cash and cash equivalents of $260,912. We expect increased levels of operating activities going forward will result in more significant cash flows.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception April 2, 2018, to the year ended December 31, 2018, we have met these requirements primarily by sales of our common stock.

Cash Used in Operating Activities

From the Company's date of inception, April 2, 2018 to the year ended December 31, 2018, net cash used in operating activities was $64,976, which were the result of our net loss attributable to selling and distribution costs, and professional fees as well as other payables and accrued liabilities.

Cash Provided from Financing Activities

From the Company's date of inception, April 2, 2018 to the year ended December 31, 2018, net cash provided by financing activities was $326,010 and was the result of monies collected from the sales of our common stock.

On April 2, 2018, the founder of the Company, Mr. Chin Chee Seong purchased 100,000 shares of restricted common stock of the Company at a par value of $0.0001 per share. The monies from this transaction, which totaled $10, went to the Company to be used as initial working capital.

On May 14, 2018, the Company issued 20,000,000 shares of restricted common stock to both Mr. Chin Chee Seong and Mr. Seah Kok Wah, with a par value of $0.0001 per share, for total additional working capital of $4,000.

On August 7, 2018, the Company issued 10,000,000 shares of restricted common stock to Greenpro Venture Capital Limited, a company incorporated in Anguilla with a par value of $0.0001 per share, for additional working capital of $1,000.

On August 8, 2018, the Company issued 30,000,000 shares of restricted common stock to Greenpro Asia Strategic SPC, a company incorporated in Cayman Islands with a par value of $0.0001 per share, for additional working capital of $3,000.

On August 27, 2018, the Company issued 10,000,000 shares of restricted common stock to STVC Talent Sdn Bhd, a company incorporated in Malaysia, with a par value of $0.0001 per share, for additional working capital of $1,000.

On September 7, 2018, the Company sold shares to 2 individuals, whom both reside in Malaysia. A total of 750,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $75,000.

On September 12, 2018, the Company sold shares to an individual whom resides in Malaysia. A total of 466,667 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to $70,000.

Between September 21, 2018 to November 29, 2018, the Company sold shares to 44 parties all of whom reside in Malaysia. A total of 860,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $172,000.

As of December 31, 2018, the Company had sold common stock amounting to total sales of $326,010.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of convertible notes since the sales of the convertible notes were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Plan of Operations

Over the course of the twelve months following this offering we plan to utilize any and all funds that we generate through the sale of company shares in several ways. The Company plans to allocate the bulk of the proceeds towards the event planning, marketing and promotion efforts. In the event we sell all of our shares, the expenditure allocate to this event planning, marketing and promotion efforts is planned to amount to $150,000, however if only 25% of the shares are sold, the event planning, marketing and promotion efforts expenditure would be decreased to $26,000. The Company already set up an operating office in Vertical Bangsar South, Malaysia. However, the company still need fund to conduct daily operation and carry out our marketing strategies. The expenditure of these funds will be an ongoing process throughout the twelve months preceding this offering and will include cost of online advertising, possible expenditures towards hiring marketing professionals to assist with our marketing efforts, and various advertising methods that have not, at this point in time, been entirely identified and will depend upon the number of shares we can sell.

Funds for day to day operations will be determined as time passes and our business progresses, but we anticipate this money will be utilized all throughout the year for various business expenses that cannot, at this time, be fully determined. We will also allocate some of our proceeds towards hiring additional staff, which we believe will help us to keep pace with the demand we hope to create for our products. This will occur, we anticipate, no sooner than six months subsequent to the offering, as we anticipate that is the time when we will require additional employees.

With the sole exception of our offering expenses, all of the uses for the proceeds we hope to generate through the sale of our shares will remain the same, but the scale upon which they are implemented will vary. As a result, if we are not able to allocate enough funds towards our operating initiatives in the next twelve months the results of our operations may materially suffer.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2018, the Company suffered operating losses and had an accumulated deficit of $71,807. The continuation of the Company as a going concern through December 31, 2018 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing and revenue generated by offering mentoring and advisory services to company will provide the additional cash needed to meet the Company's obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

ICT Industry – Asia

Asia is now the largest market for traditional hardware, following the explosion of mobile device proliferation in recent years. Led by China, Japan and India, this region now accounts for more than 40% of traditional hardware spending (PCs, tablets, phones, peripherals, server/storage and network infrastructure). 1

Software piracy is an inhibitor in Asia and some other regions, as is a relative lack of solutions developed for local SMBs. The growth of cloud could be a way to bridge this gap in the coming years. Already, businesses in emerging regions such as Africa and Latin America have found ways of leapfrogging legacy infrastructure in order to deploy innovative applications via mobile networks using low-bandwidth devices and cloud-based software. 2

The hardware market is dominated by smartphones in terms of overall volume and revenues, which has catapulted Asia to the largest region in terms of overall spending on traditional hardware. Asian firms and consumers also spend heavily on telecom services, with strong growth in mobile data usage over the past few years. Cloud and mobile remain the main drivers for traditional technologies. In emerging markets, the growth of smartphones drives mobile telecom services. 3

Asia has become a hotbed for adoption of some new technologies, especially IoT and robotics. This is partly driven by manufacturing firms, most notably in China, which are rapidly deploying these solutions. It also reflects commitments from Asian governments and business leaders to leverage new technologies as a solution to economic and demographic challenges, such as robotics as a response to labor shortages in Japan. Smart city investments in the region are eye-catching, and the explosion of mobile devices has allowed some countries to ‘leapfrog’ legacy technologies. The challenge will be to increase broader adoption of software solutions which have the potential to deliver a more transformative economic impact. 4

Largely due to the rapid growth of IoT in recent years, led by investments in the manufacturing and transportation industries, new technologies are already approaching $1 trillion in annual revenue. Over the next few years, other new categories such as robots/drones and AR/VR headsets in addition to related software and services will see similar growth. This increasing proportion of spending targeted at new categories will drive the overall industry to a new growth surge over the next decade as businesses move beyond prototyping into broader deployments of technologies such as augmented reality viewers and AI-enabled robots.

Sources:

IDC Corporate USA: https://www.idc.com/promo/global-ict-spending/regional-markets

1. IDC Corporate USA; see the section titled "Regional Markets Overview:", paragraph 1

2. IDC Corporate USA; see the section titled "Regional Markets Overview:", paragraph 2

3. IDC Corporate USA; see the section titled "Regional Markets Overview:", paragraph 3

4. IDC Corporate USA; see the section titled "New Technologies:"

ICT Industry – Hong Kong

Hong Kong's role as a leading business center in the Asia region can be evidenced by its advanced telecommunications infrastructure. According to Global Information Technology Report 2016 by the World Economic Forum, Hong Kong is in the third rank in Asia (12th in the world) in the Networked Readiness Index, indicating Hong Kong’s advanced position in telecommunications infrastructure, regulatory environment, and business readiness of using information technology. 5 The ICT sector of Hong Kong is among the most advanced in the world. According to the annual global ICT Development Index published by ITU in November 2017, Hong Kong ranked second in Asia after Korea, and sixth in the world. 6

The industry of information and communications in Hong Kong had generated HK$84.1 billion (US$10.7 billion) of value added during 2016, contributing to 3.5% of GDP. In term of industry data, Hong Kong had household broadband penetration rate at 92.6% (as at February 2018). 6 The Hong Kong Internet connection speeds are among the highest in the world, according to the Office of the Communication Authority. In Hong Kong, IT products and services suppliers were the largest category of IT users, accounting for 34.2% of total IT employment, followed by the wholesale, retail, import/export, restaurants and hotels sector (28.8%), the financing, insurance, real estate and business services sector (17.9%), and the community, social and personal services sector (11.4%).7

Hong Kong's ICT spending is on track to grow 3.8% in 2018 to HK$144.42 billion, according to the latest projections from Gartner. Total spending on technology and products in the market is projected to turnaround following a 9.2% decline in spending in 2017, and grow a further 1.9% in 2019 to reach HK$147.19 billion. Communications services will remain the largest category overall, but total spending in this category is projected to decline slightly from 2017 to HK$49 billion. Spending on devices by contrast will increase significantly to HK$47.9 billion, taking it closer to becoming the top spending category in the Hong Kong market. Spending on software will also increase by 9.2% to HK$13.15 billion, and the IT services segment will grow 3.5% to HK$28.4 billion. Data center systems spending will by contrast stay mostly flat at HK$5.89 billion. 8

Hong Kong government has put in place initiatives to foster the ICT industry development, which included funding support, provision of infrastructure, international cooperation and manpower development. One of the example will be The Smart City Blueprint, which unveiled in December 2017, maps out development plans for the next five years to enhance Hong Kong sustainability by making use of innovation and technology. The Hong Kong government's Innovation and Technology Fund (ITF) has provided an alternative source of funding for the IT industry. As of end-March 2018, the ITF had approved 7,359 funding applications on projects with a total of HK$ 14 billion. Last but not least, Hong Kong has a large pool of skilled ICT professionals, providing services to clients spanning a wide range of businesses. According to the 2016 Manpower Survey Report conducted by the VTC, 87,794 persons were employed in principal jobs of the IT sector.9

Sources:

Hong Kong Trade Development Council: http://hong-kong-economy-research.hktdc.com/business-news/article/Hong-Kong-Industry-Profiles/Information-and-Communications-Technology-Industry-in-Hong-Kong/hkip/en/1/1X000000/1X006NLI.htm

Computer World Kong Kong: https://www.cw.com.hk/it-hk/hk-ict-market-forecast-to-grow-3-8-year

5. Hong Kong Trade Development Council; see the section titled "Information and Communications Technology Industry in Hong Kong", point 2

6. Hong Kong Trade Development Council; see the section titled "Information and Communications Technology Industry in Hong Kong", point 3

7. Hong Kong Trade Development Council; see the section titled "Services Provider",

8. Computer World Hong Kong; see the section titled "HK ICT market forecast to grow 3.8% this year:"

9. Computer World Hong Kong; see the section titled "HK ICT market forecast to grow 3.8% this year:"

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

SEATech Ventures Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 2, 2018.

On April 2, 2018, Mr. Chin Chee Seong was appointed as Chief Executive Officer, President, Secretary, Treasurer and a member of our Board of Directors.

On April 2, 2018 Mr. Seah Kok Wah was appointed Chief Investment Officer of the Company and subsequently was appointed as a member of our Board of Director on March 13, 2019.

On April 2, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Chin Chee Seong for initial working capital of $10.

On May 2, 2018, the Company acquired 100% of the equity interests in SEATech Ventures Corp (herein referred as the “Malaysia Company”), a company incorporated in Labuan, Malaysia.

On December 21, 2018, SEATech Ventures Corp, Malaysia Company acquired SEATech Ventures (HK) Limited (herein referred as the “Hong Kong Company”), a company incorporated in Hong Kong.

On May 14, 2018, the Company issued 20,000,000 shares of restricted common stock to both Mr. Chin Chee Seong and Mr. Seah Kok Wah, with a par value of $0.0001 per share, for total additional working capital of $4,000.

On August 7, 2018, the Company issued 10,000,000 shares of restricted common stock to Greenpro Venture Capital Limited, a company incorporated in Anguilla with a par value of $0.0001 per share, for additional working capital of $1,000.

On August 8, 2018, the Company issued 30,000,000 shares of restricted common stock to Greenpro Asia Strategic SPC, a company incorporated in Cayman Islands with a par value of $0.0001 per share, for additional working capital of $3,000.

On August 27, 2018, the Company issued 10,000,000 shares of restricted common stock to STVC Talent Sdn Bhd, with a par value of $0.0001 per share, for additional working capital of $1,000.

On September 7, 2018, 2018, the Company sold shares to 2 individuals, whom both reside in Malaysia. A total of 750,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $75,000.

On September 12, 2018, the Company sold shares to an individual whom resides in Malaysia. A total of 466,667 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to $70,000.

Between September 21, 2018 to November 29, 2018, the Company sold shares to 44 parties all of whom reside in Malaysia. A total of 860,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $172,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Business Information

SEATech Ventures Corp. is a company that operates through its wholly owned subsidiary, SEATech Ventures Corp., a Company organized in Labuan, Malaysia. It should be noted that our wholly owned subsidiary, SEATech Ventures Corp. owns 100% of SEATech Ventures (HK) Limited, the operating Hong Kong Company which is described below. All of the previous entities share the same exact business plan.

Note: The purpose of the Company’s Labuan, Malaysia subsidiary structure is for the Labuan, Malaysia subsidiary to act as a holding company. At the present time, we do not have definitive plans for which markets we will be expanding to, but we will utilize this subsidiary to prepare for future expansion efforts. The purpose of the Hong Kong Company is to function as the current regional hub, carrying out the majority of physical operations, of the Company.

SEATech Ventures Corp. is a company providing business mentoring services, nurturing and incubation services relating to client businesses and corporate development advisory services to entrepreneurs in the broader technology industry, but with a specific focus on the information and communication technology industry .We will, at least initially, primarily focus our efforts on nurturing ICT entrepreneurs in Asia. Our advisory services will center on our “ICT Start-Up Mentorship Program”, which is designed to assist tech-based entrepreneurs in solving ICT industry pain points caused by technical insufficiencies, inappropriate financial modelling and weak strategic positioning within a competitive environment. The program aims to improve the technical exposure of our clients and to improve their sustainability in the ICT industry community through a combination of mentorship programs. At present our payment structure is under development, meaning that for the foreseeable future we will evaluate all payments/fees on a case by case basis.

Mentoring

It is the belief of the Company that tech-based entrepreneurs are vital agents of positive and transformational change across every aspect of our society and economy. It is our intention to offer mentoring programs to our clients through which we hope to create a sense of community, wherein our members will be able to grow their companies exponentially through leveraging skillsets and potential capital provided by our organization. We believe that through creating a sense of community we have the potential to become one of the IT Corporate Venture Capital (CVC) Companies in the ASIA region. Our mentors, for the time being and the foreseeable future, will be comprised of the Company’s officers, both of whom have extensive experience in the information and computer technology industry. Additionally, our mentors believe that they possess, through their extensive corporate experience, the corporate management skills, professional network, and industry knowledge necessary in order to guide tech-based entrepreneurs to success.

The exact details of our mentoring program may be adjusted on a case by case basis, but will follow a certain basic structure. Our primary focus will be on providing domain knowledge on delivering ICT-enriched learning experiences and best practices through years of experience in the ICT and tech-based industry. We intend to provide professional industry-based advice, conduct market analysis, track metrics and corporate development advisory on Asia-wide ICT progress. The Company intends to conduct feasibility report based on industry average using comparison of common firm performance within the ICT industry.

The feasibility report covers seven main areas to clearly identify pain points entrepreneurs may encounter within the ICT market:

- Direction and Strategy

- Team and Execution

- Culture and Brand

- Creativity and Innovation

- Business Modelling

- Sustainability

- Profitability

Match-Making & Business Opportunities

The strength and ability of Asia entrepreneurs are evolving and improving, hence our Company’s mission to assist these entrepreneurs to grow globally. SEATech targets emerging-growth entrepreneurs to assist them to sustain their economic positions in the Asia Pacific region, as we believe the multilateral business relationship between the countries in these region has shown a trend of increasing strength which we believe will continue on into the future. We intend to identify emerging-growth entrepreneurs, at least initially, through word of mouth, existing industry contacts of our officers and directors, and we may evaluate the possibility of organizing programs or events in the future to provide a venture pitching platform for tech-based companies seeking venture capital funding. Any and all such plans regarding the organization of events remain in the growing stage, and we have taken no significant steps to finalize any such plans at this time. When we identify such entrepreneurs we intend to create linkages between ecosystem players within the information and communications technology (ICT) industry and assist in solving critical issue for the continued development of ICT sectors through methods which, at this point in time, remain under development.

Technology Team

It is the Company’s belief that digital products and services are transforming industries, enriching lives, and propelling progress. We strongly believe that our team with years of experience in the ICT industry will be able to reinforce the importance of digitization and incubate promising entrepreneurs in the ICT industry who can shape the country’s future. With the experience of our officers and directors in this industry, we believe that we are able to benefit our members by making recommendations pursuant to the digital economy, conducting market analysis, and tracking digital progress metrics throughout Southeast Asia.

Financial and Corporate Advisory Team

Growing strong regional entrepreneurs is not our sole aim, we also aspire to build an ICT ecosystem in the region through the tool of securitization that could assist our clients to compete on the world stage. As such, we have entered into a memorandum of understanding with the National ICT Association of Malaysia (PIKOM), and GreenPro Capital Corp (Nasdaq: GRNQ) to enter into a partnership to create greater value for the high-growth emerging companies in the ASIA region. In collaboration with Greenpro, our corporate development advisory services can be flexible arrangement, custom fitted for members and their needs. We provide advisory services to ascertain that our clients are well structured and have clearly delineated funding options available in the capital marketplace.

Corporate Program

Despite technological advancements, many small and medium-sized enterprises (SMEs) in Asia have largely remained low-tech and low-skilled. We intend to match and enhance performance of ICT entrepreneurs based upon a spectrum of availability, innovation environment, regulatory environment, and digital literacy. It is our intention to create corporate programs through which our community clients may have an opportunity to attend seminars, workshops, promotional events that showcase industry expertise during key cross-countries Southeast Asia events. All such plans remain in development and we have yet to determine a timeline when such programs will become available.

Marketing

We plan to explore tech-based marketplaces and attract IT startup entrepreneurs around ASIA countries through building our corporate image and awareness through corporate seminars, website and pitching events. Further, we had developed a corporate website which will introduce our SEATech Corporate Ventures Program.

At this time we intend for the SEATech Corporate Ventures Program to be comprised of the following:

1. Mentorship on Pitching - Participate in SEATech’s corporate accelerator programs which will mentor ICT entrepreneur’s pitching skills and educate their mind-set of current business environment.

2. Corporate Event – Opportunity to attend seminars / workshops where they will be provided with professional ICT advisory solutions by our experienced officer and director.

3. Roadshow and Fund Raising Advisory - Opportunity to participate in event to provide entrepreneurs with knowledge of options available within the capital market and to enhance their understanding of compliance requirements to respective capital market rules and regulations.

4. Matchmaking & Business Opportunities - Potential collaborations for local entrepreneurs to meet some of the region’s most innovative start-ups.

We market our advisory services through this corporate website and intend to utilize search engine marketing to improve the number visibility of our corporate website. We cannot determine, at this point in time, when our website will be completed, but the current state of our website can be viewed at: http://www.seatech-ventures.com/.

Competition

SEATech plans to operate in a competitive industry. We focus on providing mentoring and advisory services to ICT companies in Asia. We intend to improve the visibility of our company and its advisory services in order to stand out from our competition in this crowded market space.

Future Plans

Over the course of the next year, we plan to recruit three to five engagement partners for every country in which we will operate. The Company anticipates expanding into the Asia market, with a particular focus, at least initially, on expanding into Thailand, Indonesia, Singapore, Philippines, Vietnam, Myanmar, Cambodia, Taiwan, China and Hong Kong. The qualifications and capabilities that we expect are individuals with strong and rich experiences in the ICT industry, able to provide analysis, advice and business solutions for ICT organizations and companies that intend to develop, as well as carry out, performance assessment, strategic planning and implementation of pre-set goals and plans.

Moreover, we intend to hire additional staff to execute operations for our Malaysia market initially within a year of the public listing of the Company. We believe that hiring fifteen to twenty employees, which may include accountants, public relations and ICT business consultants, will be sufficient in order to support our operations. It will also be necessary for us to acquire office space from which we can conduct operations and conduct meetings with potential clients. We also plan to allocate funds to support our ICT Incubator Program. However, such development will require intensive research, development and testing so we cannot accurately determine a concrete timeline at present nor have we determined an appropriate budget for these future activities. We may also evaluate potential acquisitions and venture opportunities in the future which we feel may have some synergy with our current operations when the Company is successfully listed in the US capital market.

Employees

As of March 18, 2019, we have two employees, our Chief Executive Officer and Director, Mr. Chin Chee Seong, and our Chief Investment Officer and Director, Mr Seah Kok Wah. Currently, all of our employees, Officers and/or Directors have the flexibility to work on our business up to 30 hours per week, but are prepared to devote more time if necessary. As our business and operations increase, we plan to hire full time management and administrative support personnel.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employees, Officers and/or Directors.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $500,000 as anticipated.

If 500,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$250,000
Event planning, Marketing and Promotion efforts	$150,000
Staff Hiring and Salaries	$65,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$500,000

If 375,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$180,000
Event planning, Marketing and Promotion efforts	$100,000
Staff Hiring and Salaries	$60,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$375,000

If 250,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$120,000
Event planning, Marketing and Promotion efforts	$55,000
Staff Hiring and Salaries	$40,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$250,000

If 125,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$46,000
Event planning, Marketing and Promotion efforts	$26,000
Staff Hiring and Salaries	$18,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$125,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $26,560. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	$1.00	$1.00
Book Value Per Share Before the Offering	$0.0028	$0.0027	$0.0027	$0.0027
Book Value Per Share After the Offering	$0.0041	$0.0054	$0.0068	$0.0081
Net Increase to Original Shareholder	$0.0014	$0.0027	$0.0041	$0.0054
Decrease in Investment to New Shareholders	$0.9963	$0.9946	$0.9933	$0.9920
Dilution to New Shareholders (%)	99.63%	99.46%	99.33%	99.20%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$254,081
Net proceeds from this offering	500,000
$754,081
Denominator:
Shares of common stock outstanding prior to this offering	92,176,667
Shares of common stock to be sold in this offering (100%)	500,000
92,676,667

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$254,081
Net proceeds from this offering	375,000
$629,081
Denominator:
Shares of common stock outstanding prior to this offering	92,176,667
Shares of common stock to be sold in this offering (100%)	375,000
92,551,667

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$254,081
Net proceeds from this offering	250,000
$504,081
Denominator:
Shares of common stock outstanding prior to this offering	92,176,667
Shares of common stock to be sold in this offering (50%)	250,000
92,426,667

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$254,081
Net proceeds from this offering	125,000
$379,081
Denominator:
Shares of common stock outstanding prior to this offering	92,176,667
Shares of common stock to be sold in this offering (25%)	125,000
92,301,667

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 5,435,167 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 24, 2019 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Chin Chee Seong (1)	20,100,000	904,500	19,195,500	20.82%
Seah Kok Wah (2)	20,000,000	900,000	19,100,000	20.72%
STVC Talent Sdn. Bhd. (3)	10,000,000	1,000,000	9,000,000	9.76%
Greenpro Asia Strategic SPC-Greenpro Asia Strategic Fund SP (4)	30,000,000	1,350,000	28,650,000	31.08%
Greenpro Venture Capital Limited (5)	10,000,000	450,000	9,550,000	10.41%
Eng Gin Keat	250,000	100,000	150,000	0.16%
Seaw Keng Seng	500,000	200,000	300,000	0.33%
Sameer Raj Kukreja	466,667	186,667	280,000	0.30%
Chuah Wan Hui	50,000	20,000	30,000	0.03%
Datuk Teoh Eng Kee	50,000	20,000	30,000	0.03%
Hee Kam Fatt	50,000	20,000	30,000	0.03%
Lim Chee Khiang	25,000	10,000	15,000	0.02%
Ong Chin Seong	50,000	20,000	30,000	0.03%
Chiam Yat Seng	50,000	20,000	30,000	0.03%
Liew Yoon Kit	5,000	2,000	3,000	0.00%
Ng Kong Leng	5,000	2,000	3,000	0.00%
Huang Pi Hsia	5,000	2,000	3,000	0.00%
Lee Cheng Huang	5,000	2,000	3,000	0.00%
Liew Chee Kheong	15,000	6,000	9,000	0.01%
Ng Yeow Yong	15,000	6,000	9,000	0.01%
Goh Ghee Lee	5,000	2,000	3,000	0.00%
Lee Yew Chen	5,000	2,000	3,000	0.00%
Toh Yi Rhu	5,000	2,000	3,000	0.00%
Tan Inn Shen	5,000	2,000	3,000	0.00%
Tsui Yau Lun	5,000	2,000	3,000	0.00%
Chen Yan Hong	10,000	4,000	6,000	0.01%
Chik Wei Chin	5,000	2,000	3,000	0.00%
Gan Kar Yeaw	25,000	10,000	15,000	0.02%
Lim Siew Yee	5,000	2,000	3,000	0.00%
Low Yar Kee	5,000	2,000	3,000	0.00%
Tan Yen Chin	2,500	1,000	1,500	0.00%
Dennis Loh Yee Nam	25,000	10,000	15,000	0.02%
Koh Jia Ming	10,000	4,000	6,000	0.01%
Phang Siu Man	5,000	2,000	3,000	0.00%
Tee Kae Ren	5,000	2,000	3,000	0.00%
Wong Jun Ren	2,500	1,000	1,500	0.00%
Yap Ying Ching	10,000	4,000	6,000	0.01%
Yee Chee Yong	25,000	10,000	15,000	0.02%
Lim Ah Guat	5,000	2,000	3,000	0.00%
SCCW Holdings Sdn. Bhd.	5,000	2,000	3,000	0.00%
OM Solutions Sdn. Bhd.	5,000	2,000	3,000	0.00%
Lim Kin Wan	50,000	20,000	30,000	0.03%
Ho Chung Kong	50,000	20,000	30,000	0.03%
Hoon Wah Seng	5,000	2,000	3,000	0.00%
Eng Kin Hoong	5,000	2,000	3,000	0.00%
Chui Sang Derek	25,000	10,000	15,000	0.02%
Hung Sai Yeung	50,000	20,000	30,000	0.03%
Yiu Li Ngor	50,000	20,000	30,000	0.03%
Kevin Chan Kah Wai	10,000	4,000	6,000	0.01%
Lim Chien Chong	50,000	20,000	30,000	0.03%
Wang Sze Yao @ Wang Ming Way	50,000	20,000	30,000	0.03%
Chen Jui-Liang	15,000	6,000	9,000	0.01%
Total	92,176,667	5,435,167	86,741,500	94.08%

(1) Mr. Chin Chee Seong is our Chief Executive Officer.

(2) Mr. Seah Kok Wah is our Chief Investment Officer.

(3) Mr. Wang Sze Yao @ Wang Ming Way is the sole officer, director and controlling shareholder of STVC Talent

Sdn. Bhd.

(4) Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned by GC Investment Management Limited.

(5) Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro

Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.

PLAN OF DISTRIBUTION

The Company has 92,176,667 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 5,435,167 shares of our common stock held by existing shareholders at a fixed price of $1.00 per share for the duration of the offering. The Company is also registering an additional 500,000 shares of its common stock for sale at the fixed price of $1.00 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Chin Chee Seong will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Chin Chee Seong is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Chin Chee Seong will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Chin Chee Seong is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Chin Chee Seong will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Chin Chee Seong will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 500,000 shares being offered on behalf of the Company itself. The proceeds from the 5,435,167 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $1.00 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $26,560. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

*Mr. Chin Chee Seong will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Chin Chee Seong ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Chin Chee Seong intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Chin Chee Seong will decide whether shares are being sold by the Company or by Mr. Chin Chee Seong himself.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “SEATech Ventures Corp.”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of our their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 92,176,667 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno Esq. of 2733 East Vista Dr. Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by Total Asia Associates PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s mailing address is Suite 2708-09, 27/F., The Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong. The address is provided free by an officer of the Company.

We have a physical office in Bangsar South with address 11-05 & 11-06, Tower A, Ave 3 Vertical Business Suite,

Jalan Kerinchi, Bangsar South, 59200 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur, Malaysia. Our office space is provided rent free by our Chief Investment Officer Seah Kok Wah.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Chin Chee Seong	58	Chief Executive Officer, President, Secretary, Treasurer, Director
Seah Kok Wah	51	Chief Investment Officer, Director

Chin Chee Seong – President, Chief Executive Officer, Secretary, Treasurer, Director

Mr. Chin Chee Seong achieved a Bachelor Degree with Honours in Electrical, Electronic and Communication Engineering from National University of Malaysia (UKM) in 1985. He was the councilor and past chairman of the National ICT Association of Malaysia (PIKOM). He currently is appointed as the Honorary Chairman of PIKOM. Additionally, Mr. Chin Chee Seong is also a National Council Member of SME Association of Malaysia and ICT Committee Member of the Chinese Chamber of Commerce & Industry of Kuala Lumpur & Selangor (KLSCCCI).

Mr. Chin Chee Seong served as a technical engineer/technical manager of Seniko Sdn. Bhd. from 1985 to 1996. Seniko Sdn. Bhd. is a third party maintenance company which provides maintenance services relating to technology, computer systems, hardware and software. From 1996 to 2000 he was the General Manager of Telekom Equipment Malaysia, a subsidiary of Telekom Malaysia Bhd. From 200 to 2006 Mr. Chin served as Chief Executive Officer of JOC Technology, a full-service application service provider. The Company's services include virtual domain hosting, virtual domain e-mail services, and on-line e-commerce services.

From 2007 to present, Mr. Chin Chee Seong has served as the Chief Executive Officer of Gonzo Rosso Malaysia, a wholly owned subsidiary of Japan listed company, Gonzo Rosso K.K., which focused on the online gaming business, specifically operates online games and sells weapons and items used in games. Additionally, from 2014 to 2016, he was a Non-Executive Director of Galasys Plc., a company that provides information technology solutions and management services for the amusement industry which including ticketing management, admission control, theatre ticket management, online e-commerce, membership management, e-commerce, and e-wallet systems. Mr. Chin also served as Independent & Non-Executive Director at M-Mode Bhd, a digital contents and media company that offers contents through the engagement of devices and media, from August 14, 2009 to June 7, 2012.

Due to Mr. Chin Chee Seong’s decades of experience in the ICT industry and his seven years of experience in Online Gaming Industry, the board of Directors has determined to elect Mr. Chin Chee Seong to the positions of Chief Executive Officer, President, Secretary, Treasurer, and Director.

Seah Kok Wah – Chief Investment Officer, Director

Mr. Seah Kok Wah is the current secretary of the National ICT Association of Malaysia (PIKOM). He is also a board member of The World Information Technology and Services Alliance (WITSA), a leading consortium of ICT industry association members from over 80 global economies. He graduated with a Master’s Degree in Computer Science from California State University, United States of America, in 1996.

Mr. Seah Kok Wah began his career in Silicon Valley as a software applications developer for Software Publishing Corporation and Netscape Communications Corporation, from 1994 to 1997. Mr. Seah Kok Wah joined Sun Microsystem Inc., an American company that sold computers, computer components, software, and information technology services and created the Java programming language, the Solaris operating system, ZFS, the Network File System, and SPARC, from 1997 to 2003 and held the position of Sun Professional Services Business Operation & Channels Management of Greater China.

Mr. Seah Kok Wah co-founded several companies including Bimbit.com Sdn Bhd in 2005, Afor Pte Ltd Singapore in 2002 which floated on the Singapore Stock Exchange in 2008 and subsequently rebranded as “EpiCentre Holdings Ltd”. Mr. Seah Kok Wah was also one of the co-founders of Galasys PLC in 2010 that was floated on the London Stock Exchange in 2014. Galasys PLC provides information technology solutions and management services for the amusement industry as abovementioned. He served as its Chief Executive Officer and Executive Director from 2014 to 2017. Additionally, he has served as Chairman of SCCW Holdings Sdn Bhd in 2018 until now.

Mr. Seah Kok Wah’s corporate management and strategy experience in the information and computer technology industry has led the Board of Directors to reach the conclusion that he should serve as the Chief Investment Officer and Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended December 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Chin Chee Seong, Chief Executive Officer, President, Secretary, Treasurer, Director	2018	-	-	-	-	-	-	-	$-

Seah Kok Wah, Chief Investment Officer, Director	2018	-	-	-	-	-	-	-	$-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 24, 2019, the Company has 92,176,667 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Chin Chee Seong, Chief Executive Officer, President, Secretary, Treasurer and Director; Address: No.7, Jalan Dagang B/6, Taman Dagang, Ampang, Malaysia	20,100,000	21.81%	-	-	21.81%
Sean Seah Kok Wah, Chief Investment Officer, Director; Address: B-13-3, Papillon Desa Hill, Jalan Morib, Taman Desa, Kuala Lumpur, Malaysia.	20,000,000	21.70%	-	-	21.70%
5% or Greater Shareholders
Greenpro Asia Strategic SPC; Address: Hameys Services (Cayman) Ltd, 4th Floor, Harbour Place,103 South Church Street, Grand Cayman KY1-1002, Cayman Islands	30,000,000	32.55%	-	-	32.55%
Greenpro Venture Capital Limited; Address: OMC Office, Babrow Building, The Valley AI-2640 Anguilla	10,000,000	10.85%	-	-	10.85%
STVC Talent Sdn Bhd; Address: B-7-5, Northpoint Office, Mid Valley City, No.1, Medan Syed Putra Utara, Kuala Lumpur, Malaysia	10,000,000	10.85%	-	-	10.85%

Notes:

-Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned and controlled by GC Investment Management Limited.

-Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.

-Mr. Wang Sze Yao @ Wang Ming Way is the sole officer, director and controlling shareholder of STVC Talent Sdn. Bhd.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 2, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Chin Chee Seong for initial working capital of $10. Mr. Chin Chee Seong is Chief Executive Officer, President, Secretary, and Treasurer of the Company. He is also a member of our Board of Directors.

On April 2, 2018 Mr. Seah Kok Wah was appointed Chief Investment Officer of the Company and was subsequently appointed as Director on March 13, 2019.

On May 2, 2018, we, “the Company” acquired 100% of the equity interests in SEATech Ventures Corp (herein referred as the “Malaysia Company”), a company incorporated in Labuan, Malaysia.

On December 21, 2018, SEATech Ventures Corp, ~~a~~ Malaysia Company acquired SEATech Ventures (HK) Limited (herein referred as the “Hong Kong Company”), a company incorporated in Hong Kong.

On May 14, 2018, the Company issued 20,000,000 shares of restricted common stock to both Mr. Chin Chee Seong and Mr. Seah Kok Wah, with a par value of $0.0001 per share, for total additional working capital of $4,000. Mr. Seah Kok Wah is our Chief Investment Officer.

On August 7, 2018, the Company issued 10,000,000 shares of restricted common stock to Greenpro Venture Capital Limited, with a par value of $0.0001 per share, for additional working capital of $1,000. Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.

On August 8, 2018, the Company issued 30,000,000 shares of restricted common stock to Greenpro Asia Strategic SPC, with a par value of $0.0001 per share, for additional working capital of $3,000. Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned and controlled by GC Investment Management Limited.

On August 27, 2018, the Company issued 10,000,000 shares of restricted common stock to STVC Talent Sdn Bhd, with a par value of $0.0001 per share, for additional working capital of $1,000. Mr. Wang Sze Yao @ Wang Ming Way is the sole officer, director and controlling shareholder of STVC Talent Sdn. Bhd.

Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Lee Chong Kuang and Loke Che Chan.

During the period December 31, 2018 the Company paid $60,000 to Greenpro Financial Consulting Limited for professional services.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

For the Year Ended December 31, 2018
Audit fees	$10,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$10,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

- F1 -

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur. Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

SEATech Ventures Corp.

Suite 2708-09, 27/F, The Metropolis Tower,

10 Metropolis Drive, Hung Hom, Hong Kong.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SEATech Ventures Corp. (“the Company”) as of December 31, 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period ended of December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations and no operation raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/Total Asia Associates PLT TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2018.

Kuala Lumpur, Malaysia

Date: March 22, 2019

- F2 -

SEATECH VENTURES CORP.

CONSOLIDATED BALANCE SHEET

As of December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

As of December, 31, 2018
ASSETS
CURRENT ASSETS
Account receivables	$8,000
Cash and cash equivalents	$260,912
Total Current Assets	268,912

TOTAL ASSETS	$268,912

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	$10,000
Amount due to a director	4,831
TOTAL CURRENT LIABILITIES	14,831

TOTAL LIABILITIES	$14,831

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 92,176,667 shares issued and outstanding as of December 31, 2018	$9,218
Additional paid-in capital	316,792
Foreign exchange translation adjustment	(122)
Accumulated losses	(71,807)
TOTAL STOCKHOLDERS’ EQUITY	$254,081

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$268,912

 See accompanying notes to consolidated financial statements.

- F3 -

SEATECH VENTURES CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

For the period ended December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the period ended December 31, 2018
REVENUE	$8,000

COST OF REVENUE	-

GROSS PROFIT	8,000

OTHER INCOME	-

SELLING AND DISTRIBUTION EXPENSES	(2,121)

GENERAL AND ADMINISTRATIVE EXPENSES	(77,686)

LOSS BEFORE INCOME TAX	(71,807)

INCOME TAX PROVISION	-

NET LOSS	$(71,807)
Other comprehensive loss:
- Foreign exchange translation adjustment	(122)

TOTAL COMPREHENSIVE LOSS	$(71,929)

Net loss per share, basic and diluted:	$(0.000)

Weighted average number of common shares outstanding - Basic and diluted	60,923,893

See accompanying notes to consolidated financial statements.

- F4 -

SEATECH VENTURES CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the year ended December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	COMMON STOCK		ADDITIONAL	FOREIGN EXCHANGE TRANSLATION
	Number of shares	Amount	PAID-IN CAPITAL	ADJUSTMENT	ACCUMULATED LOSSES	TOTAL EQUITY
Balance as of April 2, 2018 (inception)	100,000	$10	$-	$-	$-	$10
Issuance of share capital - founder's shares	90,000,000	9,000	-		-	9,000
Share issued in private placement completed on September 07, 2018 at $0.10 per share	750,000	75	74,925		-	75,000
Shares issued in private placement completed on September 12, 2018 at $0.15 per share	466,667	47	69,953		-	70,000
Shares issued in private placement completed on November 29, 2018 at $0.20 per share	860,000	86	171,914		-	172,000
Foreign currency translation loss				(122)		(122)
Net loss	-	-	-	-	(71,807)	(71,807)
Balance as of December 31, 2018	92,176,667	$9,218	$316,792	$(122)	$(71,807)	$254,081

See accompanying notes to consolidated financial statements.

- F5 -

SEATECH VENTURES CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the Period Ended December 31, 2018
Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(71,807)
Changes in operating assets and liabilities:
Account receivables	$(8,000)
Amount due to a Director	4,831
Other payables and accrued liabilities	10,000
Net cash (used in) operating activities	$(64,976)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	$326,010
Net cash provided by financing activities	$326,010

Effect of exchange rate changes on cash and cash equivalent	$(122)

Net increase in cash and cash equivalents	260,912
Cash and cash equivalents, beginning of year/period	-
CASH AND CASH EQUIVALENTS, END OF YEAR/PERIOD	$260,912
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to consolidated financial statements.

- F6 -

SEATECH VENTURES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

SEATech Ventures Corp. was incorporated on April 2, 2018 under the laws of the state of Nevada.

The Company, through its subsidiaries, engages in providing business mentoring, nurturing, incubating and Corporate development advisory services to ICT and technology based companies.

On May 2, 2018, the Company acquired 100% of the equity interests in SEATech Ventures Corp (herein referred as the “Malaysia Company”), a private limited company incorporated in Labuan, Malaysia.

On December 21, 2018, SEATech Ventures Corp, a Malaysia Company acquired SEATech Ventures (HK) Limited (herein referred as the “Hong Kong Company”), a private limited company incorporated in Hong Kong

Details of the Company’s subsidiaries:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities

1. SEATech Ventures Corp.	Labuan / March 12, 2018	100 shares of ordinary share of US$1 each	Investment holding

2. SEATech Ventures (HK) Limited	Hong Kong / December 13, 2018	1 ordinary share of HKD$1 each	Business mentoring, nurturing, incubating and Corporate development ~~listing~~ advisory services.

For purposes of consolidated financial statement presentation,SEATech Ventures Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for SEATech Ventures Corp. and its subsidiaries for the year ended December 31, 2018 is prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of SEATech Ventures Corp. and its wholly owned subsidiaries, SEATech Ventures Corp. and SEATech Ventures (HK) Limited. Intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted December 31 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2018, the Company incurred a net loss of $71,807 and has yet to generate revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

- F7 -

SEATECH VENTURES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Labuan and Hong Kong maintains its books and record in United States Dollars (“US$”) respectively, and Ringgits Malaysia (“RM”) is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RM into US$1 and HK$ into US$1 has been made at the following exchange rates for the respective periods:

As of and for the period ended
December 31, 2018

Period-end RM : US$1 exchange rate	4.14
Period-average RM : US$1 exchange rate	4.08
Period-end HK$: US$1 exchange rate	7.83
Period-average HK$ : US$1 exchange rate	7.84

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment, deposits, accounts payable and accrued liabilities and amount due to a director approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F8 -

SEATECH VENTURES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

3. COMMON STOCK

On April 2, 2018, the founder of the Company, Mr. Chin Chee Seong purchased 100,000 shares of restricted common stock of the Company at a par value of $0.0001 per share . The monies from this transaction, which totalled $10, went to the Company to be used as initial working capital.

On May 14, 2018, the Company issued 20,000,000 shares of restricted common stock to Chin Chee Seong and Seah Kok Wah respectively, with a par value of $0.0001 per share, for total additional working capital of $4,000.

On August 7, 2018, the Company issued 10,000,000 shares of restricted common stock to Greenpro Venture Capital Limited with a par value of $0.0001 per share, for total additional working capital of $1,000.

On August 8, 2018, the Company issued 30,000,000 shares of restricted common stock to Greenpro Asia Strategic Fund SPC, a company incorporated in Cayman Islands with a par value of $0.0001 per share, for additional working capital of $3,000.

On August 27, 2018, the Company issued 10,000,000 shares of restricted common stock to STVC Talent Sdn. Bhd.,a company incorporated in Malaysia with a par value of $0.0001 per share, for additional working capital of $1,000.

On September 7, 2018, the Company sold shares to 2 shareholders, of whom reside in Malaysia. A total of 750,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $75,000.

On September 12, 2018, the Company sold shares to a shareholder, of whom reside in Malaysia. A total of 466,667 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to a total of $70,000.

In between September 21, 2018 and November 29, 2018, the Company sold shares to 44 shareholders, of whom reside in Malaysia. A total of 860,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $172,000.

As of December 31, 2018, the Company has an issued and outstanding common share of 92,176,667.

4. CASH AND CASH EQUIVALENTS

As at December 31, 2018, the Company recorded $260,912 of cash and cash equivalents which consists of cash on hand and time deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of six months or less as of the purchase date of such investments.

5. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at December 31, 2018:

As of December 31, 2018
Accrued audit fees	10,000

Total other payable and accrued liabilities	$10,000

6. AMOUNT DUE TO A DIRECTOR

As of December 31, 2018, a director of the Company advanced $4,831, respectively to the Company, which is unsecured, interest-free with no fixed repayment term, for working capital purpose. Imputed interest is considered insignificant.

As of December 31, 2018
Amount due to director	4,831

Total amount due to director	$4,831

7. RELATED PARTY TRANSACTIONS

As of December 31, 2018
Company Secretary Fees:
- Related Party A	$4,732

Professional Fees:
- Related Party A	$60,000

The related party A, through its wholly owned subsidiaries is a 43.4% shareholder of the Company.

- F9 -

SEATECH VENTURES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

8. INCOME TAXES

For the period ended December 31, 2018, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

For the period ended December 31, 2018

Tax jurisdictions from:
- Local	$(73,957)
- Foreign, representing
Labuan	(4,319)
Hong Kong	6,469
(Loss) before income tax	$(71,807)

The provision for income taxes consisted of the following:

For the period ended December 31, 2018
Current:
- Local	$-
- Foreign	-
Deferred:
- Local	-
- Foreign	-

Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Labuan and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2018, the operations in the United States of America incurred $73,957 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2038, if unutilized. The Company has provided for a full valuation allowance of $15,531 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Labuan

Under the current laws of the Labuan, SEATech Ventures Corp. is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 3% of net audited profit.

Hong Kong

SEATech Ventures (HK) Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income rate of 16.5% on its assessable income.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2018:

As of December 31, 2018
Deferred tax assets:
Net operating loss carryforwards
-United States of America	$(15,531)
-Labuan	$(130)
-Hong Kong	-
$(15,661)
Less: valuation allowance	15,661
Deferred tax assets	$-

9. COMMITMENTS AND CONTINGENCIES

As of December 31, 2018, the Company has no commitments or contingencies involved.

10. SUBSEQUENT EVENTS

The Company has evaluated subsequent events that occurred after December 31, 2018 up through the date of March 20, 2019, the Company issued audited consolidated financial statements in accordance with ASC Topic 855, "Subsequent Events", which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. During this period, there was no subsequent event that required recognition or disclosure.

 - F10 -

   PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$719.34
Auditor Fees and Expenses	$10,000.00
Consulting Fees and Related Expenses	$12,340.66
Transfer Agent Fees	$3,500.00
TOTAL	$26,560.00

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On April 2, 2018, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Chin Chee Seong for initial working capital of $10.

On May 14, 2018, the Company issued 20,000,000 shares of restricted common stock to both Mr. Chin Chee Seong and Mr. Seah Kok Wah, with a par value of $0.0001 per share, for total additional working capital of $4,000.

On August 7, 2018, the Company issued 10,000,000 shares of restricted common stock to Greenpro Venture Capital Limited, a company incorporated in Anguilla with a par value of $0.0001 per share, for additional working capital of $1,000.

On August 8, 2018, the Company issued 30,000,000 shares of restricted common stock to Greenpro Asia Strategic SPC, a company incorporated in Cayman Islands with a par value of $0.0001 per share, for additional working capital of $3,000.

On August 27, 2018, the Company issued 10,000,000 shares of restricted common stock to STVC Talent Sdn Bhd, a company incorporated in Malaysia with a par value of $0.0001 per share, for additional working capital of $1,000.

On September 7, 2018, 2018, the Company sold shares to 2 individuals, whom both reside in Malaysia. A total of 750,000 shares of restricted common stock were sold at a price of $0.10 per share. The total proceeds to the Company amounted to a total of $75,000.

On September 12, 2018, the Company sold shares to an individual whom resides in Malaysia. A total of 466,667 shares of restricted common stock were sold at a price of $0.15 per share. The total proceeds to the Company amounted to $70,000.

Between September 21, 2018 and November 29, 2018, the Company sold shares to 44 parties all of whom reside in Malaysia. A total of 860,000 shares of restricted common stock were sold at a price of $0.20 per share. The total proceeds to the Company amounted to a total of $172,000.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") due to the fact that all sales of stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on April 2, 2018 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Weld Asia Associates” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia on April 24, 2019.

SEATech Ventures Corp.

By: /s/ Chin Chee Seong
Name: Chin Chee Seong
Title: CEO, President, Secretary, Treasurer, Director Date: April 24, 2019

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Chin Chee Seong  Signature: /s/ Chin Chee Seong  Title: CEO, President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

Date: April 24, 2019

Name: Seah Kok Wah  Signature: /s/ Seah Kok Wah  Title: Chief Investment Officer, Director

Date: April 24, 2019